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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alderwoods Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALDERWOODS GROUP, INC.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202-2706

Notice of Annual Meeting of Stockholders
To be held on May 1, 2003

TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of Alderwoods Group, Inc. (the "Company") will be held at the Hilton Cincinnati Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio, 45202 at 10:30 a.m. (Eastern Daylight Time) on Thursday, the 1st day of May, 2003, for the following purposes:

  1.
  to elect nine Directors for terms of office as more particularly described in the accompanying Proxy Statement;

  2.
  to consider and act on a proposal to ratify the selection of KPMG LLP as independent auditors for the 2003 fiscal year which ends January 3, 2004; and

  3.
  to act on such other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

        Stockholders of record at the close of business on March 3, 2003 will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please mark, date and sign the enclosed form of proxy promptly and return it in the envelope provided for that purpose.

        DATED at Cincinnati, Ohio, the 1st day of April, 2003.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Ellen Neeman
                      Senior Vice President, Legal & Compliance,
                      Corporate Secretary

This Proxy Statement is first being mailed to stockholders on or about April 4, 2003.

ALDERWOODS GROUP, INC.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202-2706

Proxy Statement

In connection with the Annual Meeting
to be held on May 1, 2003

Dated as of April 1st, 2003

        THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE BOARD OF DIRECTORS OF ALDERWOODS GROUP, INC. (THE "COMPANY") OF PROXIES TO BE USED AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") to be held at the Hilton Cincinnati Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio, 45202 at 10:30 a.m. (Eastern Daylight Time) on Thursday, the 1st day of May, 2003 and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").

        This Proxy Statement and the enclosed form of proxy are being sent to stockholders on or about April 4, 2003. A copy of the Annual Report to Stockholders of the Company for the fiscal year ended December 28, 2002, including the consolidated financial statements, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting.

        Stockholders of record at the close of business on March 3, 2003 will be entitled to receive the Notice of Meeting and to vote at the Meeting. As at the close of business on March 3, 2003, there were 39,965,392 shares of Common Stock, par value of $0.01 per share (the "Common Stock"), outstanding and entitled to vote at the Meeting.

        Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

        At the Meeting, in accordance with Delaware law and the Company's By-Laws, the inspectors of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and the Company's By-Laws, the holders of a majority of the Company's Common Stock, issued and outstanding, and entitled to vote at the Meeting and present in person or by proxy at the Meeting, will constitute a quorum for the Meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Meeting. Such inspectors will also treat broker non-votes as "present" for purposes of determining whether a quorum has been achieved at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        The total cost of solicitation of proxies will be borne by the Company. The solicitation of proxies is being made initially by mail. Directors, officers and other employees of the Company may solicit proxies in person, by telephone, by mail or other means. Brokers, banks and other persons will be reimbursed by the Company for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial stockholders. The Company also intends to use the services of Wells Fargo Shareowner Services to assist in the solicitation of proxies. The cost of such proxy solicitation services to be rendered to the Company is estimated to be $4,000 plus customary out-of-pocket expenses.

APPOINTMENT AND REVOCATION OF PROXIES

        The persons named as proxy holders (the "designated persons") in the enclosed form of proxy were designated by the Board of Directors of the Company. A STOCKHOLDER DESIRING TO APPOINT ANOTHER PERSON (WHICH MAY BE A COMPANY) TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON (NEITHER OF WHOM NEED BE A STOCKHOLDER). Wells Fargo Shareowner Services must receive the completed form of proxy by mail not later than Wednesday, April 30, 2003, at PO Box 64873, Saint Paul, Minnesota, 558164-9397 to the attention of Shareowner Services.

        A proxy will not be valid unless it is dated and signed by the stockholder who is giving it or by that stockholder's attorney-in-fact duly authorized by that stockholder in writing or, in the case of a corporation, dated and executed under its corporate seal or by any duly authorized officer of, or attorney-in-fact for, the corporation. If a form of proxy is executed by an attorney-in-fact for an individual stockholder or joint stockholders or by an officer of, or attorney-in-fact for, a corporate stockholder not under its corporate seal, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarial copy thereof, should accompany the form of proxy.

        A stockholder who has given a proxy may revoke it at any time, before it is exercised, by an instrument in writing executed by that stockholder or by that stockholder's attorney-in-fact authorized in writing or, where that stockholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation. Revocations must be delivered either (i) to the registered office of the Company at 311 Elm Street, Suite 1000, Cincinnati, Ohio, 45020-2706 at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof; (ii) to the Chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof; or (iii) in any other manner provided by law. Attendance at the Meeting and participation in a vote by a stockholder will automatically revoke the proxy. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

        If the enclosed form of proxy is dated and signed, the designated persons in the enclosed form of proxy will vote for or against, or will withhold or abstain from voting, as the case may be, the shares in respect of which they are appointed in accordance with the direction of the stockholders appointing them. IN THE ABSENCE OF AN INDICATION OF VOTING INSTRUCTIONS, IT IS INTENDED THAT PROPERLY SIGNED PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE FORM OF PROXY AND AS RECOMMENDED BY THE BOARD OF DIRECTORS WITH REGARD TO ANY OTHER MATTER, AND IF NO RECOMMENDATION IS GIVEN, IN THE DESIGNATED PERSONS' OWN DISCRETION. The accompanying form of proxy confers discretionary authority upon the designated persons with respect to amendments or variations to any matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting. At the date of this Proxy Statement, management of the Company knew of no such amendments, variations or other matters to come before the Meeting.

REQUIRED VOTES

        On voting for Directors to be elected at the Meeting, in accordance with Delaware law, the nine nominees receiving the highest number of votes will be elected. Where no instructions with respect to the election of Directors are received from a customer, a broker that is subject to the rules of the NASDAQ is nonetheless entitled to vote such customer's shares of Common Stock.

        In accordance with Delaware law and the Company's By-Laws, the affirmative vote of a simple majority of the votes present or represented and entitled to vote at the Meeting is required to pass any other matter properly brought before the Meeting. Abstentions and broker non-votes do not constitute votes cast at the Meeting for determining whether a matter has received the requisite approval.

ELECTION OF DIRECTORS

        The Board of Directors of the Company presently consists of nine members. All members of the Board of Directors were appointed under the Fourth Amended Joint Plan of Reorganization of the Loewen Group International, Inc., its Parent Corporation and certain of their Debtor Subsidiaries, as modified (the "Plan of Reorganization"), prior to the emergence of the Company on January 2, 2002. Nine Directors are to be elected at the Meeting, each for a term expiring at the next Annual Meeting of Stockholders after the Meeting (expected to be held in 2004) and until their successors are elected and qualified.

        Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such situation arises, the proxies that do not withhold authority to vote for Directors will be voted for a substitute nominee(s) chosen by the Board. Proxies cannot be voted on the election of Directors for a greater number of persons than nine, which is the number of nominees named herein.

Information Regarding Director Nominees

Name	Age at March 3, 2003	Office Held	Principal Occupation (If Different from Office Held)	Director Since
JOHN S. LACEY	59	Chairman of the Board and Director		2002
PAUL A. HOUSTON	54	President, Chief Executive Officer and Director		2002
LLOYD E. CAMPBELL	45	Director	Managing Director, Rothschild Inc.	2002
ANTHONY G. EAMES	53	Director	President and Chief Executive Officer of A.G. Eames Consulting	2002
CHARLES M. ELSON	43	Director	Professor of Corporate Governance, University of Delaware; "Of Counsel" to Holland & Knight LLP	2002
DAVID R. HILTY	34	Director	Managing Director, Houlihan Lokey Howard & Zukin	2002
OLIVIA F. KIRTLEY	52	Director	Certified Public Accountant and Business Strategy Consultant	2002
WILLIAM R. RIEDL	62	Director	Retired	2002
W. MACDONALD SNOW	63	Director	Retired	2002

        John S. Lacey became the Chairman of the Board of Directors of the Company on January 2, 2002. From January 1999 to January 2002, Mr. Lacey was the Chairman of the Board of Directors of The Loewen Group Inc., a former affiliate of the Company ("Loewen Group"). In December 1998, Mr. Lacey became a director of Loewen Group. From July 1998 to November 1998, Mr. Lacey was President and Chief Executive Officer of The Oshawa Group Ltd., a marketer of food and pharmaceutical products, in Toronto, Ontario. From November 1996 to July 1998, Mr. Lacey was President and Chief Executive Officer of WIC Western International Communications, Inc., a private broadcaster, in Vancouver, British Columbia, Canada. Mr. Lacey is also a director of Telus Corporation and Cancer Care Ontario.

        Paul A. Houston became President, Chief Executive Officer and a Director of the Company on January 2, 2002. From December 1999 to January 2002, Mr. Houston was President and Chief Executive Officer of Loewen Group and President of Loewen Group International, Inc., the Company's predecessor ("Loewen Group International" or the "Predecessor Company"). Additionally, Mr. Houston served as a director of Loewen Group from June 1999 to January 2002. From August 1996 to October 1999, Mr. Houston was President and Chief Executive Officer of Scott's Restaurants Inc., a quick service food company. Mr. Houston is also a director of CFM Corporation.

        Lloyd E. Campbell became a Director of the Company on January 2, 2002. Mr. Campbell became the Managing Director and Group Head of the Private Placement Group at Rothschild Inc., an investment bank, in June 2001. Prior to joining Rothschild, Mr. Campbell was a Managing Director and Head of the Private Finance Group at Credit Suisse First Boston, an investment bank. He is a member of the Board of Directors of Georgetown University and Spartech Corporation.

        Anthony G. Eames became a Director of the Company on January 2, 2002. Mr. Eames has been the President and Chief Executive Officer of A.G. Eames Consulting since January 2001. From 1987 to 2001, Mr. Eames served as the President and Chief Executive Officer of Coca-Cola Ltd., a Canadian subsidiary of The Coca-Cola Company, a manufacturer, distributor and marketer of soft drink concentrates and syrups.

        Charles M. Elson became a Director of the Company on January 2, 2002. Mr. Elson has been the Edgar S. Woolard, Jr. Professor of Corporate Governance at the University of Delaware since August 2000, and "Of Counsel" to Holland & Knight LLP, a law firm, since May 1995. From 1990 until 2001, Mr. Elson was Professor of Law at Stetson University College of Law. Mr. Elson is also a director of Autozone, Inc. and Nuevo Energy Company.

        David R. Hilty became a Director of the Company on January 2, 2002. Mr. Hilty has served in various capacities with the investment bank of Houlihan Lokey Howard & Zukin since 1990, becoming a Vice President in 1997, Senior Vice President in 1999 and a Director in 2000. He is currently a Managing Director and the Co-Head of Financial Restructuring of Houlihan Lokey Howard & Zukin in New York. Mr. Hilty is also a director of Cypress Financial Holding Corp.

        Olivia F. Kirtley became a Director of the Company on January 2, 2002. Ms. Kirtley is a Certified Public Accountant and Business Strategy Consultant. In 1998-1999, Ms. Kirtley served as Chair of the Board for the American Institute of Certified Public Accountants. Ms. Kirtley held the positions of Treasurer, Vice President and Chief Financial Officer of Vermont American Corporation, a manufacturer of power tool accessories, from 1991 to 2000. Ms. Kirtley also serves as a director of Lancer Corporation and Res-Care, Inc.

        William R. Riedl became a Director of the Company on January 2, 2002. From December 1998 to January 2002, Mr. Riedl was a director of Loewen Group. From April 1991 until his retirement in December 2000, Mr. Riedl was President, Chief Executive Officer and Chairman of the Board of Fairvest Securities Corporation, a corporate governance and research services organization.

        W. MacDonald Snow became a Director of the Company on January 2, 2002. Mr. Snow held various positions with Prudential Insurance Company of America, a securities broker and investment advisor, from 1964 until his retirement in 1996, becoming Chief Credit Policy Officer and Chief of Staff, Private Placement Group in 1991 and Strategic Planning Officer in 1994.

CORPORATE GOVERNANCE

        Our senior management under the direction of our Board of Directors manages the Company's business. The Board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities.

        We regularly review our corporate governance policies and practices and, like many other public companies, are presently reviewing them in light of recently enacted and proposed legal and stock exchange requirements. Over the course of the past year, the Board has compared our corporate governance policies and practices to those suggested by various groups or authorities active in corporate governance, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and the proposed new listing standards of NASDAQ.

        We expect to adopt further changes in the future that the Board believes are the best corporate governance policies and practices for us. In all events, we will adopt on a timely basis changes appropriate to comply with Sarbanes-Oxley Act of 2002 and any new requirements of the Securities and Exchange Commission and NASDAQ as such new rules and requirements are finalized.

Committees of the Board of Directors

        The Board of Directors held five meetings during 2002, all of which were held in person. The Board's policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic oversight and matters that by law or custom require the attention of the full Board. The standing Committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The aggregate average attendance at meetings of the Board of Directors and its permanent standing Committees in fiscal 2002 was 94%. In fiscal 2002, each incumbent Director attended at least 75% of the total number of meetings held by the Board of Directors and by the respective Committees on which he or she served during his or her tenure.

        The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. The Audit Committee receives and considers the reports of the firm of independent auditors appointed by the Board and ratified by the stockholders and approves the consolidated financial statements of the Company. During 2002, the members of this Committee were Olivia F. Kirtley (Chair), Charles M. Elson, David R. Hilty and W. MacDonald Snow, all of whom are independent, non-employee Directors. The Audit Committee held five meetings during 2002.

        The Nominating and Corporate Governance Committee considers and makes recommendations concerning the composition and functioning of the Board of Directors and Committees thereof and determine the criteria for the selection and qualification of members of the Board. During 2002, the members of this Committee were William R. Riedl (Chair), Lloyd E. Campbell, Charles M. Elson and John S. Lacey (ex-officio member). The Nominating and Corporate Governance Committee held five meetings during 2002. The Nominating and Corporate Governance Committee will consider stockholder suggestions for nominees for election to the Company's Board of Directors if such suggestions are accompanied by information sufficient to enable the Committee to evaluate the qualifications of the nominee. Suggestions should also be accompanied by a written consent by the nominee that he or she is desirous of being nominated and, if he or she is nominated and elected, he or she will serve. Nominations should be sent to the Corporate Secretary of the Company at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202-2706.

        The Compensation Committee reviews and recommends, for approval by the Board of Directors, specifically the executive compensation of the Chairman of the Board and the President and Chief Executive Officer and generally the Company's executive compensation policies. During 2002, the members of this Committee were Anthony G. Eames (Chair), Lloyd E. Campbell, David R. Hilty and W. MacDonald Snow. The Compensation Committee held seven meetings in 2002.

Director Compensation and Other Payments

        Each Director of the Company who is not an employee of the Company or any of its subsidiaries ("outside Directors") is paid an annual base retainer of $30,000, plus meeting fees of $1,500 for attendance at each in-person meeting and $250 for attendance at each telephonic meeting of the Board of the Company or a Committee thereof. The chair of each Committee receives an additional annual fee of $5,000. Pursuant to the Company's Director Compensation Plan (the "Director Compensation Plan"), each outside Director has the option of receiving his or her annual base retainer and attendance fees in cash, Common Stock or a combination thereof. Further, each participant may elect to have Common Stock paid in the form of deferred Common Stock ("Deferred Stock"), which will be credited to a booking account in the name of the participant. The Deferred Stock is subject to a deferral period during which the participant has no right to transfer any rights under his or her Deferred Stock and has no other rights of ownership therein.

        Members of the Board of Directors who are also employees of the Company or any of its subsidiaries do not receive any additional compensation for service on the Board. Therefore, during 2002, Messrs. Houston and Lacey received no cash compensation for serving as directors.

        All directors are reimbursed for their reasonable travel expenses for attending meetings of the Board and its Committees.

        In 2002, Messrs. Campbell, Eames, Elson, Hilty, Riedl and Snow and Ms. Kirtley each received options to purchase 50,000 shares of the Company's Common Stock. The exercise price of each option was the closing price of the Company's Common Stock on the date of grant. Each option becomes exercisable in cumulative installments with respect to 25% on each of the first two anniversaries of the date of grant and 50% on the third anniversary of the date of grant. The options expire ten years from the date of grant.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. Each member of the Audit Committee is independent as defined by NASDAQ standards in effect as of the date of this Proxy Statement. A copy of the written Audit Committee Charter is attached to this Proxy Statement as Annex A.

        In fulfilling its obligations, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 28, 2002 with management of the Company and KPMG LLP, the Company's independent accountants for fiscal 2002. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, Communication with Audit Committees); received and reviewed the written disclosures and the letter from the Company's independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committee); and has discussed with the independent accountants their independence. The Audit Committee also considered the compatibility of the provision by KPMG LLP of non-audit services with maintaining their independence from the Company.

        Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 28, 2002 be included in the Company's Annual Report on Form 10-K for the 2002 fiscal year for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE:

                      Olivia F. Kirtley, Chair
                      Charles M. Elson
                      David R. Hilty
                      W. MacDonald Snow

EXECUTIVE COMPENSATION

        The discussion contained in this section sets forth compensation earned during each of the last three fiscal years by the person who served as the Company's Chief Executive Officer during 2002 and the Company's five most highly compensated executive officers, other than the person who served as Chief Executive Officer, who served as executive officers of the Company at the end of 2002 (collectively, the "Named Executive Officers").

Summary Compensation Table (1)

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)(2)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
John S. Lacey Chairman of the Board	2002 2001 2000	507,809 531,924 553,250	(3) (4)	3,153,223 — —	17,976 16,383 —	(5) (6)	745,000 — —	— — —
Paul A. Houston President and Chief Executive Officer	2002 2001 2000	646,473 554,743 409,039		1,658,611 436,852 —	17,866 16,705 13,222	(7) (8) (9)	795,000 — —	4,299 4,359 4,544	(10) (11) (12)
Bradley D. Stam (13) Senior Vice President, Legal & Asset Management	2002 2001 2000	144,147 296,355 240,331		151,767 262,111 60,083	42,755 37,080 25,983	(14) (15) (16)	120,000 — —	4,299 4,359 4,544	(17) (18) (19)
Kenneth A. Sloan (20) Executive Vice President, Chief Financial Officer	2002 2001 2000	274,302 232,144 31,717		270,005 29,485 —	9,018 4,656 471	(21) (22) (23)	195,000 — —	4,299 4,359 —	(24) (25)
Gordon D. Orlikow (26) Senior Vice President, People	2002 2001 2000	164,153 158,056 134,635		88,435 139,793 26,927	9,203 4,029 —	(27) (28)	125,000 — —	4,299 4,359 —	(29) (30)
Ross Caradonna (31) Executive Vice President, Chief Information Officer	2002 2001 2000	54,273 — —		120,793 — —	2,209 — —	(32)	75,000 — —	1,396 — —	(33)

(1)
The employment agreements of the Named Executive Officers reflect compensation amounts in U.S. dollars. Payments are made to the Named Executive Officers in Canadian dollars. Amounts shown in this compensation table for fiscal year 2002 reflect the Canadian dollar payment amounts converted to their equivalent value in U.S. dollars using an exchange rate of $1.57. The amounts shown for fiscal years 2000 and 2001 have also been paid in Canadian dollars and converted to their equivalent value in U.S. dollars using an exchange rate of $1.48 and $1.54 respectively. In fiscal 2002, the Company changed its fiscal year end to the last Saturday closest to December 31st whether before or after such date. In 2002, the Company's fiscal year ended on December 28, 2002. Compensation for 2000 and 2001 was earned with the Predecessor Company. In each of 2000 and 2001, the Predecessor Company's fiscal year ended on December 31st.

(2)
Except for Mr. Caradonna, bonuses were earned by the Named Executive Officers pursuant to the Key Employee Retention Program of the Predecessor Company and, for 2002, as discretionary bonuses. Mr. Caradonna's bonus is comprised of sign-on compensation, which he received upon joining the Company in 2002, and a discretionary bonus earned for 2002. The bonuses earned pursuant to the Key Employment Retention Program of the Predecessor Company represent a percentage of annual salary, ranging from 10% to 50%. For Messrs. Lacey and Houston, the amounts were paid 100% in cash. For Messrs. Stam, Sloan and Orlikow, the bonus paid to each under the Key Employment Retention Program was paid 50% in cash and 50% in Common Stock. Mr. Stam received his bonus in one payment in February 2002. Messrs. Sloan and Orlikow received their bonuses in two payments. The first, representing one-third of the amount payable, was made in February 2002 and the second, representing the remaining two-thirds of the award, was made in July 2002. The Common Stock received by each of Messrs. Stam, Sloan and Orlikow was valued at its fair market value in February 2002 at $13.23 per share. The Common Stock received by Messrs. Sloan and Orlikow in the July 2002 payment continued to be valued at $13.23 per share, although the fair market value of the Common Stock at the time of the second payment was $7.15 per share.

(3)
The annual salary for Mr. Lacey in 2001 also includes the annual director retainer and meeting fees in the amount of $38,000.

(4)
The annual salary for Mr. Lacey in 2000 also includes the annual director retainer and meeting fees in the amount of $53,250.

(5)
Consists of car allowance ($12,172), reimbursement for taxes on car allowance ($2,348), club membership ($2,536) and executive health reimbursement ($920).

(6)
Consists of car allowance ($11,625), reimbursement for taxes on car allowance ($1,450), club membership ($2,422), reimbursement for taxes on medical benefits ($17) and executive health reimbursement ($869).

(7)
Consists of car allowance ($12,172), reimbursement for taxes on car allowance ($2,238), club membership ($2,536) and executive health reimbursement ($920).

(8)
Consists of car allowance ($11,625), reimbursement for taxes on car allowance ($1,772), club membership ($2,422), reimbursement for taxes on medical benefits ($17) and executive health reimbursement ($869).

(9)
Consists of car allowance ($4,847), reimbursement for taxes on car allowance ($1,496), club membership ($6,664) and reimbursement for taxes on medical benefits ($215).

(10)
Consists of contributions to the Company's group registered retirement savings plan.

(11)
Consists of contributions to the Predecessor Company's group registered retirement savings plan.

(12)
Consists of contributions to the Predecessor Company's group registered retirement savings plan.

(13)
Mr. Stam resigned from his position as Senior Vice President, Legal & Asset Management in June 2002.

(14)
Consists of car allowance ($2,790), reimbursement for taxes on car allowance ($237), executive health plan reimbursement ($434) and vacation payout ($39,294).

(15)
Consists of car allowance ($3,875), reimbursement for taxes on car allowance ($307), reimbursement for taxes on medical benefits ($61), executive health reimbursement ($869), taxable moving allowance ($8,880) and non-taxable moving allowance ($23,088).

(16)
Consists of car allowance ($4,039), reimbursement for taxes on car allowance ($1,410), reimbursement for taxes on medical benefits ($506), taxable moving allowance ($19,590) and non-taxable moving allowance ($438).

(17)
Consists of contributions to the Company's group registered retirement savings plan.

(18)
Consists of contributions to the Predecessor Company's group registered retirement savings plan.

(19)
Consists of contributions to the Predecessor Company's group registered retirement savings plan.

(20)
Mr. Sloan became an Executive Vice President in January 2003.

(21)
Consists of car allowance ($6,808), reimbursement for taxes on car allowance ($1,290) and executive health plan reimbursement ($920).

(22)
Consists of car allowance ($3,100), reimbursement for taxes on car allowance ($687) and executive health plan reimbursement ($869).

(23)
Consists of reimbursement for taxes on medical benefits ($471).

(24)
Consists of contributions to the Company's group registered retirement savings plan.

(25)
Consists of contributions to the Predecessor Company's group registered retirement savings plan.

(26)
Effective January 16, 2003, Mr. Orlikow was no longer employed with the Company.

(27)
Consists of car allowance ($6,808), reimbursement for taxes on car allowance ($1,475) and executive health reimbursement ($920).

(28)
Consists of car allowance ($3,100), reimbursement for taxes on medical benefits ($60) and executive health reimbursement ($869).

(29)
Consists of contributions to the Company's group registered retirement savings plan.

(30)
Consists of contributions to the Predecessor Company's group registered retirement savings plan.

(31)
Mr. Caradonna was appointed Senior Vice President and Chief Information Officer of the Company in October 2002. He became an Executive Vice President in January 2003.

(32)
Consists of car allowance ($1,814), reimbursement for taxes on car allowance ($160) and executive health reimbursement ($235).

(33)
Consists of contributions to the Company's group registered retirement savings plan.

Compensation Pursuant to Stock Options

        The following table sets forth individual grants of stock options by the Company during the last fiscal year to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share) (2)	Expiration Date	5% ($)	10% ($)
John S. Lacey	495,000 250,000	13.3 6.7%	$13.23 7.59	02/20/12 06/17/12	$4,118,537 1,193,328	$10,437,180 3,024,126
Paul A. Houston	495,000 300,000	13.3 8.0	13.23 7.59	02/20/12 06/17/12	4,118,537 1,431,993	10,437,180 3,628,952
Bradley D. Stam (4)	120,000	3.2	13.23	02/20/12	998,433	2,530,226
Kenneth A. Sloan	120,000 75,000	3.2 2.0	13.23 7.59	02/20/12 06/17/12	998,433 357,998	2,530,226 907,238
Gordon D. Orlikow (5)	95,000 30,000	2.5 0.8	13.23 7.59	02/20/12 06/17/03	790,426 143,199	2,003,095 362,895
Ross S. Caradonna	75,000	2.0	5.97	09/20/12	281,588	713,598

(1)
Options were granted on February 20, 2002 and June 17, 2002 and were granted to Mr. Caradonna on September 20, 2002 and have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each of the options granted in fiscal 2002 become exercisable in cumulative installments with respect to 25% on the first and second anniversaries of the date of grant and with respect to the remaining 50% of shares on the third anniversary of the date of grant; provided, however, in the case of all options granted to Messrs. Lacey and Houston, such options will become exercisable in cumulative installments with respect to 25% of the shares on the date of grant, 25% of the options on November 1, 2002 and the remaining 50% of the options on November 1, 2003.

(2)
The exercise price may be paid in cash or in shares of Common Stock owned by the optionee for at least six months, valued at fair market value on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares.

(3)
There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rate of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4)
Following Mr. Stam's resignation in June 2002, the 120,000 options granted to him during 2002 were terminated.

(5)
Following Mr. Orlikow's departure on January 16, 2003, the 125,000 options granted to him during 2002 were terminated.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreements with the Chairman and Chief Executive Officer

        Under the Key Employee Retention Program adopted in 1999 by the Predecessor Company, Messrs. Lacey and Houston were eligible to receive emergence bonuses based primarily upon the successful reorganization and emergence from bankruptcy of the Predecessor Company. Mr. Lacey received a reorganization bonus of $3,000,000 and Mr. Houston received a reorganization bonus of $1,500,000 (see "Compensation Committee Report on Executive Compensation—Bonuses under the Predecessor Company's Key Employee Retention Program").

        On January 2, 2002, upon the emergence from bankruptcy of the Predecessor Company, the Company entered into employment agreements with John S. Lacey, its Chairman, and Paul A. Houston, its President and Chief Executive Officer. Each employment agreement is for a fixed term ending August 1, 2004, or, if earlier, the date on which the officer terminates his employment with the Company. Under their respective employment agreements, Mr. Lacey received an annual base salary of $500,000 and Mr. Houston received an annual base salary of $600,000. On May 2, 2002, Mr. Paul A. Houston received an increase to his annual base salary from $600,000 to $660,000. Base salary is subject to periodic review by the Compensation Committee. Under the terms of their respective employment agreements, each executive officer has an annual bonus opportunity of up to 100% of base salary based on the achievement of financial performance goals. Each employment agreement also provides for customary executive benefits.

        Under the employment agreements, Mr. Lacey and Mr. Houston each received a grant of stock options to purchase 495,000 shares of Common Stock on February 20, 2002. An additional grant of 250,000 options was made to Mr. Lacey on June 17, 2002 and Mr. Houston received an additional grant of 300,000 options on June 17, 2002. All of the options granted to Messrs. Lacey and Houston in 2002 become exercisable in cumulative installments; 25% of the options became exercisable on the date of grant, 25% of the options became exercisable on November 1, 2002 and the remaining 50% of the options become exercisable on November 1, 2003.

        If either officer is terminated without cause, all stock options will become immediately exercisable, and the officer will be entitled to severance benefits in the amount of 24 months base salary paid in a lump sum, benefit coverage for the remaining term of the employment agreement and a prorated bonus for the year of termination determined without regard to financial performance. In the event of a change in control (as defined in their respective employment agreements), the officer will be entitled to the same severance benefits if, within two years after the change in control, he is terminated without cause or if he resigns because of certain adverse changes in his compensation, benefits or position. In addition, if an agreement that would result in a change in control is entered into, each officer may submit his resignation for any reason prior to, but effective upon, the date of the change in control and receive the severance benefits described above. The employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

        For purposes of the employment agreements, a "change in control" is defined as the occurrence of any one of the following events: (a) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the combined voting power of the Company (excluding acquisitions as a result of issuances of stock directly from the Company and approved by the Incumbent Board (as defined below); acquisitions by the Company; acquisitions by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; and acquisitions by persons pursuant to a Business Combination (as defined below) that would not constitute a change in control; (b) the consummation of a reorganization, amalgamation, merger or consolidation, a sale or disposition of all or substantially all of the assets of the Company, or other transaction (a "Business Combination") in which all or substantially all of the individuals and entities who were beneficial owners of voting stock of the Company immediately prior to such Business Combination beneficially own, immediately following such Business Combination, less than 40% of the combined voting power of the entity resulting from the Business Combination; (c) individuals who constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company (except that if an individual becomes a director subsequent to January 2, 2002 and his or her election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, such individual will be deemed to be a member of the Incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of the Company); or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not constitute a change in control.

Employment Agreements with Other Executive Officers

        Under the Key Employee Retention Program adopted in 1999 by the Predecessor Company, Messrs. Kenneth A. Sloan, Bradley D. Stam and Gordon D. Orlikow were eligible to receive emergence bonuses based primarily upon the successful reorganization and emergence from bankruptcy of the Predecessor Company. Mr. Sloan received a reorganization bonus of $117,500, Mr. Stam received a reorganization bonus of $49,950 and Mr. Orlikow received a reorganization bonus of $80,000. These emergence bonuses were paid 50% in cash and 50% in Common Stock (see "Compensation Committee Report on Executive Compensation—Bonuses under the Predecessor Company's Key Employee Retention Program").

        On January 2, 2002, upon the emergence from bankruptcy of the Predecessor Company, the Company entered into employment agreements with: (a) Kenneth A. Sloan, Executive Vice President, Chief Financial Officer; (b) Bradley D. Stam, former Senior Vice President, Legal & Asset Management; and (c) Gordon D. Orlikow, former Senior Vice President, People. An employment agreement was entered into with Ross S. Caradonna, Executive Vice President, Chief Information Officer, on September 16, 2002.

        The employment agreements with these other Named Executive Officers set the annual base salary for each of these individuals as follows: Mr. Sloan—$235,000; Mr. Stam—$300,000; Mr. Orlikow—$160,000; and Mr. Caradonna—$200,000. Mr. Sloan's annual salary was increased effective May 2, 2002 from its original amount of $235,000 to $285,000. This salary increase was reflected in an Amending Agreement to his Employment Agreement dated December 15, 2002.

        Mr. Stam voluntarily resigned from the Company in June 2002 and was not entitled to any severance payment under his employment agreement. Mr. Orlikow ceased to be an executive officer of the Company on January 16, 2003 and in accordance with the terms of his employment agreement was paid a lump sum severance amount of $160,000, which is equivalent to twelve months' salary.

        The employment agreements of the remaining Named Executive Officers other than Messrs. Lacey and Houston provide for certain termination benefits. Messrs. Sloan and Caradonna are entitled to 24 months of base salary and a pro-rated bonus for the year of termination and any amount of unpaid salary or vacation earned up to and including the date of termination if their executive employment is terminated (not following a "change in control") for any reason other than termination for cause or voluntary resignation. In the event of a change in control of the Company occurs and, within two years of the effective date of the change of control, the executive's employment is terminated without cause or by reason of constructive discharge shall be entitled to a lump sum payment equal to twenty four months' base salary, the replacement value of all of the executive's benefit coverage, including the full vesting of all stock options (exercised or not) granted to the executive, and all monies due from the Registered Retirement Savings Plan following the date of the executive's termination. The executive is also entitled to two times the amount of incentive pay (in an amount equal to not less than the highest aggregate incentive pay earned by the executive in any of the three fiscal years immediately preceding the year in which the change of control occurred) and the amount of any unpaid bonus earned by the executive for a completed year calculated on a pro-rated basis, plus any unpaid salary or vacation earned by the executive up to and including the date of termination. For purposes of these agreements, the definition of a "change in control" is substantially identical to the definition of such term contained in the employment agreements for Messrs. Lacey and Houston (referenced above). The employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is a Committee of outside directors chaired by Mr. Anthony G. Eames. Other members of the Committee during 2002 were Messrs. W. MacDonald Snow, Lloyd E. Campbell and David R. Hilty. This Committee is responsible for reviewing and approving all elements of the total compensation program for officers of the Company, including long-term incentive arrangements. The Committee has ultimate responsibility for aligning the Company's total compensation programs with its business strategy and for assuring stockholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. This Committee report documents the basis on which fiscal year 2002 compensation determinations were made and further describes the components of officer compensation programs for the Company.

Compensation Philosophy and Objective of Executive Compensation Program

        It is the philosophy of the Company and the Committee that all compensation programs should (1) link pay and individual performance, and (2) attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives. The Committee focuses strongly on providing an appropriate mix of cash and stock-based compensation because the Committee believes this provides the clearest link to enhanced stockholder value. From time to time, the Committee may work with compensation consultants to assist with the design and implementation of various compensation programs. These programs include base salaries, annual performance-based incentives and long-term incentives, all as further detailed below.

Base Salaries

        Base salaries for the Company's Named Executive Officers in fiscal year 2002 were determined through comparisons with a group of companies of similar size (as measured by revenues and earnings) across various industries (the "Compensation Group"). The Company entered into employment agreements with the Named Executive Officers in which these base salaries were memorialized. Base salaries for other executive officers of the Company have been determined in consultation with the Chief Executive Officer. Although the employment agreements of the Named Executive Officers reflect base salaries in U.S. dollars, payments to such Named Executive Officers are made in the currency of their domicile. The Compensation Group is not identical to the peer group of companies included in the stock price performance graph on page 21. The Committee does not consider financial performance criteria on a formula basis in determining salary increases for its executive officers. Rather, the Committee, using its discretion, considers market base salary rates, average annual salary increases for executive officers in companies of a similar size (as measured by revenue and earnings) in North America, and the Company's earnings per share growth, cash and reduction of debt levels, operating income growth, sales growth and total stockholder return. The Committee also makes a subjective review of individual performance in making base salary decisions for executive officers. These criteria are assessed in a non-formula fashion and are not weighted.

Bonuses Under the Predecessor Company's Key Employee Retention Program

        Under the Key Employee Retention Program adopted in 1999 by the Predecessor Company, Messrs. Lacey and Houston and several other key employees in senior management positions, received emergence bonuses based primarily upon the successful reorganization of the Company. Mr. Lacey received a reorganization bonus of $3,000,000 and Mr. Houston received a reorganization bonus of $1,500,000. Other members of senior management were paid a bonus equal to a percentage of each employee's salary. Such percentages ranged from 10% up to 50% of an employee's salary, depending on position, and was paid 50% in cash and 50% in Common Stock. The Common Stock granted as emergence bonuses was valued at the average of the daily closing sales price per share of the Common Stock as reported on NASDAQ for the 30 consecutive trading days immediately following January 2, 2002. One-third of the bonus was paid on February 20, 2002 and two-thirds paid within 15 days of the date that was six months after January 2, 2002. The amount of such payments to Kenneth A. Sloan, Executive Vice President and Chief Financial Officer, Bradley D. Stam, former Senior Vice President, Legal & Asset Management, and Gordon D. Orlikow, former Senior Vice President, People were $117,500, $49,950 and $80,000, respectively.

Bonuses under the Company's Annual Incentive Plan

        With the Company's emergence from bankruptcy in 2002, the Company established an Annual Incentive Plan (the "Incentive Plan") replacing the Key Employee Retention Program of the Predecessor Company. The Incentive Plan provides an eligible employee the opportunity to receive a bonus award according to the achievement of a set of financial goals for the Company approved by the Compensation Committee. Messrs. Lacey and Houston are eligible, pursuant to the terms of their respective employment agreements, to receive bonuses up to a maximum of 100% of their annual base salary. Other members of senior management are eligible to receive bonuses ranging from 30% up to a maximum of 100% of their annual base salary depending on position. For fiscal year 2002, discretionary bonuses were granted to certain members of senior management based on individual performance and the achievement of certain operating results by the Company in a difficult business environment. The amount of such payments to John S. Lacey, Chairman of the Board, Paul A. Houston, President and Chief Executive Officer, Kenneth A. Sloan, Executive Vice President and Chief Financial Officer, and Ross S. Caradonna, Executive Vice President and Chief Information Officer were $100,000, $132,000, $120,000 and $20,000, respectively. Mr. Caradonna also received a sign-up compensation bonus of $100,000 upon joining the Company in 2002.

Equity Incentive Plan

        The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create meaningful opportunity for stock ownership.

        During fiscal year 2002, the Compensation Committee made option grants to the Company's executive officers under the Company's Equity Incentive Plan. The Equity Incentive Plan provides for grants of stock options to executive officers, employees and members of the Board of Directors of the Company. A total of 4,500,000 shares were reserved for issuance in satisfaction of awards under the Equity Incentive Plan. Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price of the shares on the date of grant). On February 20, 2002, as contemplated by the Plan of Reorganization, there were 2,410,000 option grants issued to executive officers, employees and Board members. On June 17, 2002, 1,245,000 options were granted and on September 20, 2002, 75,000 options were granted. During the fiscal year, some options were forfeited and added back into the stock pool. All remaining options available under the Equity Incentive Plan will remain available for future grant under the Equity Incentive Plan.

CEO Compensation

        As described above, the Company manages its pay for all executives, including the Chief Executive Officer ("CEO"), considering both a pay-for-performance philosophy, market rates of compensation for each executive position and the Company's performance. Specific actions taken by the Committee regarding the CEO's compensation during fiscal year 2002 were as follows:

        Base Salary.    On May 2, 2002, Mr. Paul A. Houston received an increase to his annual base salary as a result of the Company's emergence from reorganization in January 2002. The increase resulted in an annual base salary of $660,000. Since May 2, 2002, no further salary increases have been awarded to Mr. Houston.

        Bonus.    Under the Key Employee Retention Program adopted in 1999 by the Predecessor Company, Mr. Houston received an emergence bonus of $1,500,000 in 2002 based primarily upon the successful reorganization and emergence from bankruptcy of the Predecessor Company. Mr. Houston was also granted a discretionary bonus earned for fiscal year 2002 in the amount of $132,000. There were no other bonuses paid to him during the 2002 fiscal year.

        Incentive Compensation.    The CEO received a grant of 495,000 options in February 2002 and 300,000 in June 2002. These awards vest at a rate of 25% on the date of grant, 25% on November 1, 2002 and the remaining 50% on November 1, 2003.

Section 162(m)

        Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid in any taxable year to the Company's CEO and other four most highly compensated executive officers. While the Company intends to preserve the deductibility of compensation payable to the executive officers, deductibility will be only one among a number of factors considered in determining appropriate levels or models of compensation. The Company intends to compensate executive officers based on an overall determination of what it believes is in the best interest of the Company's stockholders.

                      COMPENSATION COMMITTEE:

                      Anthony G. Eames, Chair
                      Lloyd E. Campbell
                      David R. Hilty
                      W. MacDonald Snow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2002, none of the executive officers or Directors of the Company was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

        Unless otherwise specified, the following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 3, 2003 by (a) each person to own beneficially more than 5% of the Common Stock of the Company to the extent known by management, (b) each executive officer and Director of the Company and (c) all executive officers and Directors of the Company, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them. As of March 3, 2003, 39,965,392 shares of Common Stock were outstanding.

Beneficial Owner	Number of Shares		Percent Owned
Oaktree Capital Management, LLC(1) 333 South Grand Avenue Los Angeles, California 90071	7,113,619	(2)	17.8%
Angelo, Gordon & Co., L.P. (1) 245 Park Avenue New York, New York 10167	5,181,080	(3)	13.0%
Franklin Mutual Advisers, LLC (1) 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	2,859,701	(4)	7.2%
Teachers Insurance and Annuity Association of America (1) 730 Third Avenue New York, NY 10017	2,332,253	(5)	5.8%
John S. Lacey	386,500	(6)	1.0%
Paul A. Houston	410,385	(7)	1.0%
William R. Riedl	10,500	(8)	*
Lloyd E. Campbell	7,500	(9)	*
Anthony G. Eames	7,500	(10)	*
Charles M. Elson	26,021	(11)	*
David R. Hilty	9,157	(12)	*
Olivia F. Kirtley	11,001	(13)	*
W. MacDonald Snow	7,500	(14)	*
Kenneth A. Sloan	37,380	(15)	*
Bradley D. Stam	1,810	(16)	*
Gordon D. Orlikow	2,981	(17)	*
Ross Caradonna	—		*
All directors and executive officers as a group (17 persons)	919,235	(18)	2.3%

*
Less than 1%.

(1)
Based on the terms of the Plan of Reorganization and information currently available to the Company, it believes that Oaktree Capital Management, LLC, Angelo, Gordon & Co., L.P., Franklin Mutual Advisers, LLC and Teachers Insurance and Annuity of America are the only persons or entities that beneficially own more than 5% of the Common Stock outstanding.

(2)
As of December 31, 2002, based on a Schedule 13G filed by Oaktree Capital Management, LLC with the Securities and Exchange Commission on January 29, 2002 and which has not since been amended, and information currently available to the Company. Includes 645 shares of Common Stock that Oaktree Capital Management, LLC has the right to purchase at an initial exercise price of $25.76 per share pursuant to outstanding warrants.

(3)
As of December 31, 2002, based on a Schedule 13G filed by Angelo, Gordon & Co., L.P. with the Securities and Exchange Commission on January 24, 2003 and information currently available to the Company. Includes (i) 60,861 shares held for the account of Angelo, Gordon & Co., L.P., (ii) 3,682,890 shares held for the account of private investment funds for which Angelo, Gordon & Co., L.P. acts as a general manager and/or investment adviser and (iii) 1,437,332 shares that Angelo, Gordon & Co., L.P. has the right to acquire upon the conversion of the Company's 12 1/4% Convertible Subordinated Notes due 2012 at an initial conversion rate of $17.17 per share.

(4)
As of December 31, 2002, based on a Schedule 13G filed by Franklin Mutual Advisers, LLC with the Securities and Exchange Commission on January 30, 2003 and information currently available to the Company.

(5)
As of December 31, 2002, based on a Schedule 13G filed by Teachers Insurance and Annuity of America with the Securities and Exchange Commission on February 14, 2003 and information currently available to the Company.

(6)
Includes options to purchase 372,500 shares of Common Stock exercisable on or prior to May 2, 2003.

(7)
Includes options to purchase 397,500 shares of Common Stock exercisable on or prior to May 2, 2003.

(8)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003.

(9)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003.

(10)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003.

(11)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003 and 6,021 shares of deferred stock received pursuant to the Director Compensation Plan.

(12)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003 and 1,657 shares of Common Stock received pursuant to the Director Compensation Plan.

(13)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003, 2,793 shares of Common Stock received pursuant to the Director Compensation Plan and 708 shares of deferred stock received pursuant to the Director Compensation Plan.

(14)
Includes options to purchase 7,500 shares of Common Stock exercisable on or prior to May 2, 2003.

(15)
Includes options to purchase 30,000 shares of Common Stock exercisable on or prior to May 2, 2003 and 4,380 shares of Common Stock received pursuant to the Key Employee Retention Program.

(16)
Includes 1,810 shares of Common Stock received pursuant to the Key Employee Retention Program.

(17)
Includes 2,981 shares of Common Stock received pursuant to the Key Employee Retention Program.

(18)
Includes options to purchase 852,500 shares of Common Stock exercisable on or prior to May 2, 2003.

PERFORMANCE GRAPH

        The following graph presents the Company's cumulative stockholder return over the period from January 2, 2002 through to March 3, 2003 from investing $100.00 on January 2, 2002 in each of the Company's common stock, the NASDAQ Index and a Peer Group selected by the Company (the "Peer Group").

Common Share Price Performance Graph
January 2, 2002 - March 3, 2003

        The Peer Group is comprised of Service Corporation International, Stewart Enterprises, Inc. and Carriage Services Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with his relocation upon becoming Senior Vice President, Information and Marketing Services, James D. Arthurs and his spouse obtained a non-interest bearing loan from the Predecessor Company. In August 2002, Mr. Arthurs repaid the entire amount of this loan, $160,000, which was the largest aggregate amount outstanding during 2002, following his resignation from the Company in July 2002.

        In connection with his relocation upon becoming Senior Vice President, People, Gordon D. Orlikow and his spouse obtained a non-interest bearing loan from the Predecessor Company. As of December 31, 2002, $87,907 was outstanding under this loan, which was the largest aggregate amount outstanding during 2002. As at January 16, 2003, Mr. Orlikow was no longer employed with the Company. The loan is to be repaid in full by November 30, 2003.

        The Company has retained the firm of Business.Ca to provide certain consulting and computer programming services to its internal information technology division. The son of the President and Chief Executive Officer of the Company is a senior officer in this firm. This service provider was paid approximately $200,000 in 2002, and it is anticipated that it will receive an amount of approximately $300,000 in 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and beneficial owners of more than 10% of a registered class of the Company's equity securities (collectively, "reporting persons") to file with the Securities and Exchange Commission initial stock ownership reports and reports of changes in ownership of such securities of the Company. Reporting persons are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of such reports and written representations from the Directors and executive officers that a Form 5 was either timely filed or not required to be filed by such reporting persons, the Company believes that all of the reporting persons complied with the Section 16(a) filing requirements during the fiscal year ended December 28, 2002.

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS

        The Board of Directors recommends, and unless otherwise directed the designated persons named in the enclosed form of proxy will vote for, the appointment of KPMG LLP, 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3, as auditors of the Company to hold office until the next Annual Meeting of Stockholders. KPMG LLP (or predecessor firms thereof) has been the Company's auditor since it performed services for the Company's predecessor, The Loewen Group Inc., from 1986 to 2001.

        Representatives of KPMG LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Audit Fees

        The aggregate fees billed by KPMG LLP for auditing the Company's financial statements for the fiscal year ended December 28, 2002 and reviewing the Company's interim financial statements included in the Company's Form 10-Qs filed with the Securities and Exchange Commission during fiscal 2002 were $1,685,686.

  Financial Information Systems Design and Implementation Fees

        There were no Financial Information Systems and Implementation Fees for the period ended on December 28, 2002.

  All Other Fees

        The aggregate fees billed by KPMG LLP for all other professional services provided to the Company (other than the services described above) during the 2002 fiscal year were $793,917. These fees were primarily for tax services for the Company and also include fees for statutory audits of employee plans, trusts and subsidiaries and a registration statement filed with the Securities and Exchange Commission.

        After review, the Audit Committee has unanimously decided that the services rendered by KPMG LLP with respect to the foregoing fees are compatible with maintaining their independence.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG, LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

OTHER BUSINESS

        The Board of Directors of the Company is not aware of any other matters to be presented for action at the Meeting, however, if any such matters are properly presented for such action, it is the intention of the designated persons named in the enclosed form of proxy to vote in accordance with their judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Any proposal to be presented by a stockholder at the Company's 2004 Annual Meeting of Stockholders, which is currently anticipated to be held in May 2004, must be received by December 5, 2004 to be included in the Company's form of proxy, notice of meeting and proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

        Pursuant to the Company's By-Laws, any holder of Common Stock of the Company desiring to bring business before the Company's 2004 Annual Meeting of Stockholders in a form other than a stockholder proposal to be included in the Company's proxy statement must give written notice to the Company, addressed to the Secretary of the Company, no earlier than January 5, 2004 and no later than February 4, 2004. If the Company does not receive notice between those dates, the notice will be considered untimely. The Company's proxy for the next

Annual Meeting of Stockholders will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which the Company does not receive notice by February 4, 2004. Any notice pursuant to this paragraph should be addressed to the Secretary of the Company at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202-2706.

        It is important that proxies be returned to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.

Form 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO ALDERWOODS GROUP INC., 311 ELM STREET, SUITE 1000, CINCINNATI, OHIO 45202-2706.

ANNEX A

ALDERWOODS GROUP, INC.

Audit Committee Charter

Function of the Committee

        The Committee will assist the Board in fulfilling the Board's oversight responsibilities relating to the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, as well as such other matters from time to time be specifically delegated to the Committee by the Board.

        While the Committee has the powers and responsibilities set forth in this Charter and in the Company's Bylaws and Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the independent auditor or to assure compliance with laws or the Company's corporate compliance program or code of ethics.

Composition of the Committee

        Requirements.    The Committee will consist of at least three Board members. No member of the Committee may be an officer or employee of the Company or its subsidiaries, and each member of the Committee must be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of the NASD.

        Each member of the Committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

        At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Appointment.    The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with other members of the Committee, the Company's independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefore and supervising the conduct thereof.

Independent Auditor

        The independent auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. Alternatively, the Committee and the Board may nominate the independent auditor to be proposed for shareholder approval in any proxy statement.

Responsibilities of the Committee

        The Committee will:

    1)
    Recommend Independent Auditors:    Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's independent auditors and recommend any discharge of auditors when circumstances warrant. Approve the fees and other significant unbudgeted compensation to be paid to the independent auditors. Review and approve requests for other significant engagements to be performed by the independent auditors' firm.

    2)
    Review Independence of Independent Auditors:    On an annual basis, the Committee should review the information relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditors.

    3)
    Review Audit Plan:    Meet with the independent auditors and financial management of the Company to review the proposed plans for, and the scope of, the annual audit and other examinations. Discuss reliance upon management, internal audit and the general audit approach.

    4)
    Review Annual Audit Results:    Prior to releasing year-end earnings, review with the independent auditors the results of the annual audit. Discuss with the independent auditors the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61 relating to the audit, including significant accounting policies, management judgments and estimates, significant audit adjustments, and any disagreements with management.

    5)
    Review Quarterly Financial Results:    The Committee or the Committee Chair shall review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

    6)
    Review Financial Statements.    Review with appropriate officers of the Company and the independent auditors the annual and quarterly financial statements of the Company to determine that they are satisfied with the disclosure and content of the financial statements prior to public release thereof.

    7)
    Review Internal Audit Plans:    Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including any changes in plans. Review the objectivity of the internal auditors and approve the appointment or dismissal of the senior internal audit executive.

    8)
    Review Internal Audit Reports:    Review findings or reports of the internal audit activities. Monitor progress on the internal auditing plan, with explanations for deviations from the original plan or any difficulties encountered in the course of audit work.

    9)
    Review Systems of Internal Accounting Controls:    Review with the independent auditors, the senior internal auditing executive and management the adequacy of the Company's accounting and financial controls, the Company's financial, auditing and accounting organizations and personnel and elicit any recommendations for improvement of such internal control procedures or particular areas where new or more detailed controls are desirable.

    10)
    Review Recommendations of Independent Auditors:    Review significant findings and any recommendations of the independent auditors. Monitor the status of previous audit recommendations until resolved to the satisfaction of the Committee.

    11)
    Board Reports:    Report to the Board on meetings of the Audit Committee, and discuss with the Board of Directors significant results of the foregoing activities.

Meetings of the Committee

        The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's independent legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee should meet privately in separate executive sessions at least annually with management, the senior internal auditing executive, the independent auditors and as a committee to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Consultants

        The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

Annual Report

        The Committee will prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

Annual Review of Charter

        The Committee will review and reassess the adequacy of the Committee's charter at least annually.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 1, 2003
10:30 a.m. (Eastern Daylight Time)

HILTON CINCINNATI NETHERLAND PLAZA
35 West Fifth Street
Cincinnati, OH 45202

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2003.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Ellen Neeman, and Kenneth Sloan, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Lloyd E. Campbell 02 Anthony G. Eames 03 Charles M. Elson 04 David R. Hilty 05 Paul A. Houston	06 Olivia F. Kirtley 07 John S. Lacey 08 William R. Riedl 09 W. MacDonald Snow	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD for all nominees
(Instructions: To withhold authority to vote for any indicated nominee write the number(s) of the nominee(s) in the box provided to the right.)
2.	To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending January 3, 2004.	☐ For	☐ Against	☐ Abstain
3.	To act on such other business as may properly come before the Annual Meeting or and adjournments(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenacy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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APPOINTMENT AND REVOCATION OF PROXIES
VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS
REQUIRED VOTES
ELECTION OF DIRECTORS
Information Regarding Director Nominees
CORPORATE GOVERNANCE
Committees of the Board of Directors
Director Compensation and Other Payments
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Compensation Pursuant to Stock Options
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreements with the Chairman and Chief Executive Officer
Employment Agreements with Other Executive Officers
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Philosophy and Objective of Executive Compensation Program
Base Salaries
Bonuses Under the Predecessor Company's Key Employee Retention Program
Bonuses under the Company's Annual Incentive Plan
Equity Incentive Plan
CEO Compensation
Section 162(m)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
SUBMISSION OF STOCKHOLDER PROPOSALS
Form 10-K
ANNEX A
ALDERWOODS GROUP, INC. Audit Committee Charter